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Exhibit 23.1










                           Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-92724) pertaining to the Stock Option Plan of Louis Dreyfus Natural Gas Corp. of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Louis Dreyfus Natural Gas Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                              ERNST & YOUNG LLP

Oklahoma City, Oklahoma
February 14, 1997